As filed with the Securities and Exchange Commission on March 1, 2022

Registration No. 333-05755
Registration No. 333-43880
Registration No. 333-43882
Registration No. 333-127172
Registration No. 333-147333
Registration No. 333-165364
Registration No. 333-165366
Registration No. 333-170564
Registration No. 333-170568
Registration No. 333-192158
Registration No. 333-206148
Registration No. 333-214471
Registration No. 333-214472
Registration No. 333-223305
Registration No. 333-233012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:
FORM S-8 REGISTRATION STATEMENT NO. 333-05755
FORM S-8 REGISTRATION STATEMENT NO. 333-43880
FORM S-8 REGISTRATION STATEMENT NO. 333-43882
FORM S-8 REGISTRATION STATEMENT NO. 333-127172
FORM S-8 REGISTRATION STATEMENT NO. 333-147333
FORM S-8 REGISTRATION STATEMENT NO. 333-165364
FORM S-8 REGISTRATION STATEMENT NO. 333-165366
FORM S-8 REGISTRATION STATEMENT NO. 333-170564
FORM S-8 REGISTRATION STATEMENT NO. 333-170568
FORM S-8 REGISTRATION STATEMENT NO. 333-192158
FORM S-8 REGISTRATION STATEMENT NO. 333-206148
FORM S-8 REGISTRATION STATEMENT NO. 333-214471
FORM S-8 REGISTRATION STATEMENT NO. 333-214472
FORM S-8 REGISTRATION STATEMENT NO. 333-223305
FORM S-8 REGISTRATION STATEMENT NO. 333-233012

UNDER
THE SECURITIES ACT OF 1933

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)
Ohio	31-1324304
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)
518 East Broad Street
Columbus, Ohio 43215-3976
(614) 464-5000
(Address of principal executive offices)

State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan
State Auto Insurance Companies Capital Accumulation Plan (nka State Auto Insurance Companies Retirement Savings Plan)
State Auto Financial Corporation 2000 Directors Stock Option Plan
State Auto Financial Corporation 2000 Stock Option Plan
State Auto Financial Corporation Outside Directors Restricted Share Unit Plan
State Auto Financial Corporation 2009 Equity Incentive Compensation Plan
State Auto Financial Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan
State Auto Insurance Companies Amended and Restated Directors Deferred Compensation Plan
State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan
2017 Long-Term Incentive Plan of State Auto Financial Corporation

(Full title of the Plans)

Michael E. LaRocco
President and Chief Executive Officer
518 East Broad Street
Columbus, Ohio 43215-3976
(614) 464-5000
 (Name, address and telephone number of Agent for Service)

Copies to:

Todd E. Freed, Esq.
Elena M. Coyle, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by State Auto Financial Corporation, an Ohio corporation (the “Registrant”), deregister all securities remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•
Registration Statement on Form S-8 (No. 333-05755), which was filed with the Commission on June 12, 1996, registering 400,000 common shares, without par value, of Registrant (“Common Shares”) issuable under the Registrant’s 1991 Employee Stock Purchase and Dividend Reinvestment Plan;

•
Registration Statement on Form S-8 (No. 333-43880), which was filed with the Commission on August 16, 2000, registering 300,000 Common Shares issuable under the Registrant’s 2000 Directors Stock Option Plan;

•	Registration Statement on Form S-8 (No. 333-43882), which was filed with the Commission on August 16, 2000, registering 5,000,000 Common Shares issuable under the Registrant’s 2000 Stock Option Plan;
•
Registration Statement on Form S-8 (No. 333-127172), which was filed with the Commission on August 4, 2005, registering 100,000 Common Shares issuable under the Registrant’s Outside Directors Restricted Share Unit Plan;

•
Registration Statement on Form S-8 (No. 333-147333), which was filed with the Commission on November 13, 2007, registering 1,000,000 Common Shares issuable under the Registrant’s 1991 Employee Stock Purchase and Dividend Reinvestment Plan;

•
Registration Statement on Form S-8 (No. 333-165364), which was filed with the Commission on March 9, 2010, registering 2,000,000 Common Shares issuable under the Registrant’s 2009 Equity Incentive Compensation Plan;

•
Registration Statement on Form S-8 (No. 333-165366), which was filed with the Commission on March 9, 2010, registering 50,000 Common Shares and an indeterminable number of interests issuable under the State Auto Financial Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan;

•
Registration Statement on Form S-8 (No. 333-170564), which was filed with the Commission on November 12, 2010, registering 60,000 Common Shares and an indeterminable number of interests issuable under the State Auto Insurance Companies Amended and Restated Directors Deferred Compensation Plan;

•
Registration Statement on Form S-8 (No. 333-170568), which was filed with the Commission on November 12, 2010, registering 100,000 Common Shares and an indeterminable number of interests issuable under the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan;

•
Registration Statement on Form S-8 (No. 333-192158), which was filed with the Commission on November 7, 2013, registering 1,000,000 Common Shares issuable under the Registrant’s 2009 Equity Incentive Compensation Plan;

•
Registration Statement on Form S-8 (No. 333-206148), which was filed with the Commission on August 6, 2015, registering 250,000 Common Shares issuable under the Registrant’s 1991 Employee Stock Purchase and Dividend Reinvestment Plan;

•
Registration Statement on Form S-8 (No. 333-214471), which was filed with the Commission on November 7, 2016, registering 100,000 Common Shares issuable under the Registrant’s Outside Directors Restricted Share Unit Plan;

•
Registration Statement on Form S-8 (No. 333-214472), which was filed with the Commission on November 7, 2016, registering 2,000,000 Common Shares issuable under the Registrant’s 2009 Equity Incentive Compensation Plan;

•
Registration Statement on Form S-8 (No. 333-223305), which was filed with the Commission on February 28, 2018, registering 2,350,600 Common Shares issuable under the Registrant’s 2017 Long-Term Incentive Plan; and

•
Registration Statement on Form S-8 (No. 333-233012), which was filed with the Commission on August 5, 2019, registering 300,000 Common Shares issuable under the Registrant’s 1991 Employee Stock Purchase and Dividend Reinvestment Plan.

On March 1, 2022, pursuant to its previously announced Agreement and Plan of Merger and Combination, dated July 12, 2021, by and among the Registrant, State Automobile Mutual Insurance Company, an Ohio mutual insurance company, Liberty Mutual Holding Company Inc., a Massachusetts mutual holding company, Pymatuning, Inc., an Ohio corporation (“Merger Sub I”), and Andover, Inc., an Ohio corporation, Merger Sub I was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation.

In connection with the closing of the Merger, the offerings pursuant to each of the Registration Statements has been terminated. In accordance with undertakings made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all securities that were registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused each of these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on March 1, 2022.

STATE AUTO FINANCIAL CORPORATION

By:	/s/ Michael E. LaRocco
Name: Michael E. LaRocco
Title: President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.